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                                                                Exhibit 23.2



                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Stockholders
Liberty Media Corporation:

We consent to the incorporation by reference in the Registration Statement (No. 33-63139) on Form S-3 of Tele-Communications, Inc. and TCI Communications, Inc. of our report, dated March 18, 1994, relating to the consolidated statement of operations, stockholders' equity, and cash flows of Liberty Media Corporation and subsidiaries for the year ended December 31, 1993, which report appears in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to a change in the method of accounting for income taxes.



                                        /s/ KPMG Peat Marwick LLP
                                        -----------------------------
                                        KPMG Peat Marwick LLP

Denver, Colorado
September 6, 1996